UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 8, 2006

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

Prior to our conversion to a Real Estate Investment Trust (REIT) on January 1, 2006, our businesses were organized into the following four reportable operating segments, as defined by SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information:” Resource; Wood Products; Pulp and Paperboard; and Consumer Products. Beginning in 2006, the REIT conversion resulted in the separation of the Resource segment into two reportable business segments. The new Resource segment consists of the following activities: managing our timberlands to optimize stumpage sales, the harvesting of our timber, the procurement of other wood fiber, log buying and selling, and entering into recreational and hunting leases. The new Land Sales and Development segment consists of the development and sale of selected land parcels, including sales for higher and better use purposes. Results for this segment depend on the timing of closing of transactions related to our efforts to identify, develop and market property with higher and better use values.

The following table presents segment revenue and operating income data for all reporting periods in 2005, reclassified to conform to our current reporting segments.

Potlatch Corporation

Reclassification of Business Segment Information

(Unaudited)

(Dollars in thousands)
Period ended	3/31/05	3 months 6/30/05	6 months 6/30/05	3 months 9/30/05	9 months 9/30/05	3 months 12/31/05	12 months 12/31/05
Segment Revenue
Resource	$57,806	$60,595	$118,401	$90,794	$209,195	$71,489	$280,684

Land sales and development	1,540	1,024	2,564	6,938	9,502	16,964	26,466

Wood Products
Lumber	83,378	102,429	185,807	103,795	289,602	95,025	384,627
Plywood	12,336	14,918	27,254	12,943	40,197	12,280	52,477
Particleboard	4,756	4,494	9,250	4,036	13,286	4,360	17,646
Other	7,036	9,706	16,742	10,183	26,925	9,362	36,287

	107,506	131,547	239,053	130,957	370,010	121,027	491,037

Pulp and paperboard
Paperboard	113,328	126,176	239,504	133,178	372,682	127,942	500,624
Pulp	13,259	13,959	27,218	18,099	45,317	19,252	64,569
Other	210	265	475	206	681	241	922

	126,797	140,400	267,197	151,483	418,680	147,435	566,115

Consumer Products	94,136	91,526	185,662	95,541	281,203	87,215	368,418

	387,785	425,092	812,877	475,713	1,288,590	444,130	1,732,720
Elimination of intersegment revenue	(50,875)	(56,619)	(107,494)	(70,173)	(177,667)	(55,672)	(233,339)

Total consolidated revenue	$336,910	$368,473	$705,383	$405,540	$1,110,923	$388,458	$1,499,381

Intersegment revenue or transfers
Resource	$35,758	$41,565	$77,323	$56,350	$133,673	$41,234	$174,907
Wood products	3,595	3,882	7,477	3,712	11,189	3,410	14,599
Pulp and paperboard	11,502	11,149	22,651	10,084	32,735	11,010	43,745
Consumer products	20	23	43	27	70	18	88

Total	$50,875	$56,619	$107,494	$70,173	$177,667	$55,672	$233,339

Operating Income (Loss)
Resource	$9,502	$13,495	$22,997	$19,957	$42,954	$13,433	$56,387
Land sales and development	988	465	1,453	6,043	7,496	14,945	22,441
Wood products	8,564	13,705	22,269	5,943	28,212	382	28,594
Pulp and paperboard	2,417	(124)	2,293	402	2,695	(4,316)	(1,621)
Consumer products	(954)	1,805	851	2,379	3,230	7,398	10,628
Eliminations	1,651	480	2,131	(1,506)	625	(1,935)	(1,310)

	22,168	29,826	51,994	33,218	85,212	29,907	115,119
Corporate	(16,019)	(16,535)	(32,554)	(15,487)	(48,041)	(19,438)	(67,479)

Consolidated earnings before taxes	$6,149	$13,291	$19,440	$17,731	$37,171	$10,469	$47,640

On March 31, 2006, the company paid a special earnings and profits distribution, consisting of approximately 9.1 million shares of common stock and $89 million in cash, in association with the company’s conversion to a Real Estate Investment Trust. Reflected below are pro forma results giving effect to the common stock distribution for diluted earnings per common share, as if the common stock distribution had occurred at the beginning of each period:

Period ended	3/31/05	3 months 6/30/05	6 months 6/30/05	3 months 9/30/05	9 months 9/30/05	3 months 12/31/05	12 months 12/31/05
Net earnings (dollars in thousands)	3,782	8,174	11,956	11,090	23,046	9,918	32,964

Diluted earnings per share
As Reported	$0.13	$0.28	$0.41	$0.38	$0.79	$0.34	$1.13
Pro forma	0.10	0.21	0.31	0.29	0.60	0.26	0.86

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2006

POTLATCH CORPORATION

By:	/s/ Malcolm A. Ryerse
Malcolm A. Ryerse
Corporate Secretary